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                                                                    Exhibit 23.3



                         CONSENT OF ARTHUR ANDERSEN LLP


     As independent public accountants, we hereby consent to the incorporation by reference in this Streamline.com, Inc. Registration Statement on Form S-3 filed on October 5, 2000 of our reports dated March 5, 1999 and November 11, 1999, on our audits of the financial statements of Beacon Home Direct, Inc. as of December 31, 1997 and 1998 and for the years then ended.


                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP


Chicago, Illinois
September 27, 2000